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                                                                     EXHIBIT 6.d

                          NEIGHBORHOOD BOX OFFICE, INC.

                             1997 STOCK OPTION PLAN

       1. PURPOSE. This 1997 Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Neighborhood Box Office, Inc., a Utah corporation (the "Company"), and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

       2. ADMINISTRATION OF THE PLAN.

              (a) Board or Committee Administration. The Plan shall be administered solely by the Board of Directors of the Company (the "Board") or a Compensation Committee (the "Committee") of not less than two (2) members of the Board of Directors, provided the members of the Board of Directors or such Committee members have not within one year prior to such Committee service received, or during such service receive a grant or award of Stock Rights under this Plan or any other plan of the Company. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Paragraph 3 hereof to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Paragraph 6 hereof, and the purchase price of shares subject to each Purchase;


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(iv) determine whether each Option granted shall be an ISO or a Non-Qualified
Option; (v) determine (subject to Paragraph 7 hereof) the time or times when each Option shall become exercisable and the duration of the exercise period;
(vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary under
Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

              (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

              (c) Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board, but any such grant shall be made and approved in accordance with Paragraph 2(d) hereof, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

              (d) Compliance with Federal Securities Laws. Various restrictions apply to officers and directors and others who may be deemed insiders. Holders of Stock Rights should consult with legal and tax advisors regarding the securities law, tax law and other effects of transactions under this Plan. These restrictions relate to holding periods, alternative minimum tax calculations and other matters and should be clearly understood by the Stock Rights holder.

              (e) Intent of Plan. This Plan is intended to be an "employee benefit plan" under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Plan is also intended to be a "compensatory benefit plan" under Rule 701 promulgated under the Securities Act of 1933, as amended. Transactions under the Plan are intended to comply with these rules. To the extent any provisions of the Plan or any action by the Committee or of the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Commission or the Board.


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              (f) Shareholder Approval. Grants of incentive stock options hereunder shall be subject to shareholder approval of this Plan within twelve
(12) months following the date this Plan is approved by the Board.

       3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

       4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, no par value per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 400,000, subject to adjustment as provided in Paragraph 13 hereof. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

       5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time until ten years after the date of the adoption of the Plan. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Paragraph 16 hereof.

       6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

              (a) Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant or (ii) fifty percent (50%) of the fair market value per share of the Common Stock on the date of such grant. Subject to the foregoing sentence, the exercise price and nature of consideration for Non-Qualified Options granted hereunder shall be determined by the Committee, in its sole discretion, taking into account factors it deems relevant.


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              (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

              (c) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

              (d) Awards and Purchases. Awards and Purchases under this Plan shall be made at prices equal to the fair market value of the Company's Common Stock on the date of such Award or Purchase. Fair market value shall be determined by the Committee in its sole discretion in accordance with Paragraph 6(e) hereof. Shares of Common Stock may be issued in Award and Purchase transactions for any lawful consideration determined by the Committee, in its sole discretion.

              (e) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, fair market value shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

       7. OPTION DURATION. Subject to earlier termination as provided in Paragraphs 9 and 10 hereof, each Option shall expire on the date specified by the Committee, but not more than (i) ten (10) years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten (10) years from the date of grant in the case of ISOs generally and (iii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in Paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with


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respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Paragraph 16 hereof.

       8. EXERCISE OF OPTIONS. Subject to the provisions of Paragraphs 9 through 12 hereof, each Option granted under the Plan shall be exercisable as follows:

              (a) Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

              (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

              (c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

              (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of the optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 16 below) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in Paragraph 6(c) hereof.

       9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Paragraph 10 hereof, no further installments of such optionee's ISOs shall become exercisable, and such optionee's ISOs shall terminate after the passage of ninety (90) days from the date of termination of such optionee's employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Paragraph 16 hereof. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

       10. DEATH; DISABILITY.

              (a) Death. If an ISO optionee ceases to be employed by the Company and all


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Related Corporations by reason of such optionee's death, any ISO of such optionee may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised on the date of the optionee's death, by the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the optionee's death.

              (b) Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of disability, such optionee (or such optionee's custodian) shall have the right to exercise any ISO held by such optionee on the date of termination of employment, to the extent of the number of shares with respect to which the optionee could have exercised on that date, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

       11. TRANSFERABILITY OF OPTION. To the extent permitted by tax, securities or other applicable laws to which the Company, the Plan, and the recipients or eligible persons are subject, a recipient of a Non-Qualified Stock Option may transfer such Option to (i) the recipient's spouse, child, grandchild or parent,
(ii) a trust for the benefit of the recipient's spouse, child, grandchild or parent, or (iii) a partnership whose partners consist solely of the recipient's spouse, child, grandchild or parent, unless provided otherwise by the Board or the Committee in establishing the terms of such Option as the date of grant.

       12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such form as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to shares of the Common Stock issuable upon exercise of Options. In granting any Non-Qualified Options, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

       13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

              (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately


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increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

              (b) Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, the Committee may in its sole discretion accelerate the exercisability of any or all outstanding Options so that such Options would be exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets at such times and on such conditions as the Committee shall determine, unless the successor corporation, if any, assumes the outstanding Options or substitutes substantially equivalent options.

              (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Paragraph 13(b) hereof) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

              (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Paragraphs 13(a), (b) or (c) hereof with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

              (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

              (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

              (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

              (h) Adjustments. Upon the happening of any of the foregoing events described in Paragraphs 13(a), (b) or (c) hereof, the class and aggregate number of shares set forth in Paragraph 4 above that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such paragraphs. The Committee or the Successor Board shall determine the


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specific adjustments to be made under this Paragraph 13 and, subject to
Paragraph 2 hereof, its determination shall be conclusive.

If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in Paragraphs 13(a), (b) or (c) hereof as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

       14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, through the use of some of the shares or the rights to purchase some of the shares for which the Option is being exercised, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d). If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Paragraph 13 hereof with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

       15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on January 22, 1997, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company. If the approval of stockholders is not obtained by January 22, 1998, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire on January 22, 2007 (except as to Options outstanding on that date). Subject to the provisions of Paragraph 5 hereof, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Paragraph 13 hereof); (b) the provisions of Paragraph 3 hereof regarding eligibility for grants of ISOs may not be modified; (c) the provisions of Paragraph 6(b) hereof regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Paragraph 13 hereof); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this Paragraph 15, in no event may action of the Board or the stockholders alter or impair the rights


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of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee. The Committee may amend the terms of any Stock Right granted if such amendment is agreed to by the recipient of such Stock Right.

       16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

       17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

       18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

       19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in Paragraph 20 hereof) or the vesting of restricted Common Stock acquired upon the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

       20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO or (b) one (1) year after the date the employee acquired the Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no


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Disqualifying Disposition can occur thereafter.

       21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Utah. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

       22. FINANCIAL ASSISTANCE. The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any of its Related Corporations who is also an employee) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Committee.



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                          NEIGHBORHOOD BOX OFFICE, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

       Neighborhood Box Office, Inc., a Utah corporation (the "Company"), hereby grants effective as of ___________, 2001 to ___________ (the "Employee"), an option to purchase a maximum of ___________ shares of its Common Stock, $.0005 par value per share, at the price of $ __ per share, on the following terms and conditions:

       1. GRANT UNDER 1997 STOCK OPTION PLAN. This option is granted pursuant to and is governed by the Company's 1997 Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

       2. GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS. This option is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company. A duplicate original of this instrument shall not effect the grant of another option.

       3. EXTENT OF OPTION IF EMPLOYMENT CONTINUES. If the Employee has continued to be employed by the Company on the following dates, the Employee may exercise this option on the following dates for the number of shares set opposite the applicable dates:

       One year from _____________ (the
          "Beginning Employment Date")          -       0 shares

       Two years from the Beginning             -      an additional
          Employment Date                               0 shares

       Three years from the Beginning           -      an additional
          Employment Date                               0 shares

       Four years from the Beginning            -      an additional
          Employment Date                               0 shares

       Five years or more from the              -      an additional
          Beginning Employment Date                     0 shares

The foregoing rights are cumulative, and while the Employee continues to be employed by the Company, may be exercised up to and including the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

       4. TERMINATION OF EMPLOYMENT. Except as provided in Section 20 hereof, if the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

       5. DEATH; DISABILITY. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised on the date of the Employee's death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within one (1) year after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of the Employee's disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of the termination of the Employee's employment, at any time within one (1) year after such termination, but not later than the scheduled expiration date. At the expiration of such one-year period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

       6. PARTIAL EXERCISE. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

       7. PAYMENT OF PRICE. The option price is payable as follows:

              (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price.


                                                                      (Initials)

              (b) in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors or Committee, as appropriate) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.


                                                                      (Initials)

              As provided above, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to this option, if shares of that class are then publicly traded (as defined below), such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by a duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if
(i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or (ii) the right or power of the person exercising the option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company as indicated by legends upon the certificate(s) or as known to the Company). For purposes of this paragraph (a) "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("Nasdaq"), operated by the National Association of Securities Dealers Inc. ("NASD"); and (b) for credit toward the purchase price, shares so surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported, therefor in Level 2 of Nasdaq, or if no such quotations are reported on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the person then entitled to exercise this option may, in lieu of using previously outstanding shares therefor, use some of the shares as to which this option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates but shall include a statement directing the Company to withhold so many of the shares that would otherwise have been delivered upon that exercise of this option as equals the number of shares that would have been transferred to the Company if the purchase price had been paid with previously issued stock.

              No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this option, unless and until such shares have been issued to such person as fully paid shares.

              No certificate or certificates for shares of stock purchased upon exercise of this option shall be issued and delivered prior to the admission of such shares to listing on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

              Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

       8. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Employee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the requirements with the Securities Act of 1933. Employee has had access to all information required by Employee to make an investment decision and Employee has had an opportunity to ask questions of and receive answers from the Company pertaining to the Company, its business, this option and the underlying Common Stock.

       9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons to exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate representing such shares as soon as practicable after the notice shall be received. The certificate for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice of exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

       10. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the law of descent and distribution or except as permitted by Rule 16b-3 under the Securities Exchange Act of 1934. During the Employee's lifetime only the Employee can exercise this option.

       11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

       12. NO OBLIGATION TO CONTINUE EMPLOYMENT. The Company and any Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the

Employee in employment.

       13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISED. The Employee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

       14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. Subject to Section 20 hereof, the Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 3 through 5 hereof, both inclusive, employment by the Company includes employment by a Related Corporation as defined in the Plan.

       15. EARLY DISPOSITION. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the Employee was granted this option or (b) one (1) year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

       16. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 15) of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Employee on exercise of this Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

       17. COMPANY'S RIGHT OF FIRST REFUSAL.

              (a) Exercise of Right: If the Employee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Employee desires to accept, the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror and (ii) give written notice (the "Option Notice") to the Company setting forth his desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within thirty (30) days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within sixty (60) days from the date of receipt by the Company of the Option Notice.

              (b) Sale of Option Shares to Offeror: The Employee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company for sixty (60) days after the expiration of the thirty (30) day period during which the Company may give the aforesaid counter-notice; provided, however, that the Employee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Employee, within thirty (30) days of its receipt of the Option Notice, stating that the Employee shall not sell his Option Shares to the Offeror; and provided, further, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 17. If any or all of such Option Shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this
Section 17.

              (c) Adjustments for Changes in Capital Structure: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares or the like, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his ownership of, Option Shares.

              (d) Failure to Deliver Option Shares. In the event the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to the Company pursuant to this Section 17, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the State of Utah, giving notice of such deposit to the Employee, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two
(2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Employee reflecting the restrictions on transfer set forth provided in this Section 17.

       18. NO EXERCISE OF OPTION IF EMPLOYMENT TERMINATED FOR MISCONDUCT. If the employment of the Employee is terminated for "Misconduct," this option shall terminate on the date of such termination of employment and all unvested or unexercised options shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with his assigned duties; (ii) a determination by two-thirds of the members of the Board of Directors that the Employee has inadequately performed the duties of his employment; (iii) disloyalty, gross negligence, dishonesty or breach of a fiduciary duty to the Company; (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and be heard at a hearing before the Board of Directors or any Committee and present evidence on his behalf. For purposes of this Section 18, termination of employment shall be deemed to occur when the Employee receives notice that his employment is terminated.

       19. COMPANY'S RIGHT OF REPURCHASE.

              (a) Rights of Repurchase. If any of the events specified in
Section 19(b) below occur, then:

                     (i) with respect to shares acquired upon exercise of this
              option prior to the occurrence of such event, within sixty (60) days after the Company receives actual knowledge of the event, and

                     (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within sixty (60) days following the later of the date of such exercise or the date the Company receives actual knowledge of such event,

(in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not a portion of, the shares from the Employee, or his legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Employee, or his legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Employee, or his legal representative, an amount equal to the higher of the option price or the fair market value of the shares. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this Section 19(a), Employee, or his legal representative shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

       If shares are not purchased under the Repurchase Option, the Employee and his successor in interest, if any, will hold any such shares in his possession subject to all of the provisions of this Agreement.

              (b) Company's Right to Exercise Repurchase Option: The Company shall have the Repurchase Option in the event that any of the following events shall occur:

                     (i) The termination of the Employee's employment with the
              Company or any Related Corporation (as defined in the Plan), voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, prior to the time this option shall be fully vested as provided in Section 3 hereof;

                     (ii) The receivership, bankruptcy or other creditor's
              proceeding regarding the Employee or the taking of any of Employee's shares acquired upon exercise of this option by legal process, such as a levy of execution;

                     (iii) Distribution of shares held by the Employee to his
              spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company; or

                     (iv) The termination of the Employee's employment by the
              Company for Misconduct (as defined in Section 18 hereof).

              (c) Determination of Fair Market Value: The fair market value of the shares subject to this option shall be, for purposes of this Section 19, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law and this Agreement, the existence or absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event occurs.

       20. CHANGES IN CONTROL. Notwithstanding any other provision hereof, this option shall accelerate so that the Employee shall have the right, at all times until the expiration or earlier termination of the option, to exercise the unexercised portions of this option, including the portions thereof which would, but for this Section entitle "Changes in Control," not yet be exercisable, from and after any Involuntary Termination within twenty-four (24) months after a Change in Control that occurs while the Employee is an employee of the Company or any of its Related Corporations. For purposes of this Section 20: (a) an "Involuntary Termination" is any termination of the Employee's employment with the Company or with any of its Related Corporation for reasons other than (i) the Employee's death, (ii) the Employee's total disability as defined in the Plan, (iii) the Employee's retirement under circumstances that entitle the Employee to full benefits under one or another of his employer's retirement or pension plans or programs generally applicable to salaried employees, or (iv) termination for misconduct as defined in Section 18 hereof; and (b) a "Change in Control" means any of the following events if they occur after the date of grant of this option: the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and Regulations 13D - G thereunder) of thirty percent (30%) or more of the class of securities then subject to this option is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act), or the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of the Company's business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its Related Corporations (taken as a whole) to any such person or group of persons.

       21. PROVISION OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement, the Employee acknowledges receipt of a copy of this Agreement and a copy of the Company's 1997 Stock Option Plan.

       22. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Utah.

       23. HOLDING PERIOD. The Employee acknowledges that if the shares acquired upon exercise of this option are not held for at least six (6) months following the date of grant, the grant of this option will be deemed a purchase that may be matched against any sale of the Company's securities occurring within six (6) months of the grant and may create liability for the Employee pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended. Certain holding periods are also required under the Internal Revenue Code of 1986, as amended, in order for this option to qualify as an incentive stock option.

       IN WITNESS WHEREOF the Company and the Employee have caused this instrument to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

THE EMPLOYEE:                           COMPANY:

----------------------------------      NEIGHBORHOOD BOX OFFICE, INC.
Signature


                                        By:
----------------------------------         -------------------------------------

Print Name                                   Kent Jasperson
                                             Its: Secretary/Treasurer

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Address


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City                State      Zip Code